UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023 (October 3, 2023)

Intercontinental Exchange, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2023, following the closing of the previously announced acquisition of Black Knight, Inc. by Intercontinental Exchange, Inc. (“ICE” or the “Company”), the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the grant of certain performance-based restricted stock unit awards (the “Deal Incentive PSU Awards”) under the Intercontinental Exchange, Inc. 2022 Omnibus Employee Incentive Plan (the “Plan”) to the following individuals and in the following amounts:

Name and Principal Position	Number of Performance-Based Restricted Stock Units Granted
Jeffrey C. Sprecher Chair and Chief Executive Officer	73,374
A. Warren Gardiner Chief Financial Officer	27,515
Benjamin R. Jackson President, Intercontinental Exchange	73,374
Lynn C. Martin President, NYSE Group and Chair, ICE Fixed Income & Data Services	13,757
Christopher S. Edmonds Chief Development Officer	27,515

The Deal Incentive PSU Awards provide that underlying performance-based restricted stock units (“Units”) will be earned, if at all, at the end of each applicable performance period (specifically, on each of December 31, 2026, December 31, 2027 and December 31, 2028) in accordance with the terms of the Plan and the level of achievement of certain revenue and expense synergies relating to the acquisition as set forth in the award agreement, in an amount to be determined by the Committee, which may range from 0% (for performance below threshold) but will not exceed 125% (for performance at or above maximum) of Units initially subject to the Deal Incentive PSU Award. Units earned under the Deal Incentive PSU Award will be subject to additional time-based vesting conditions set forth in the award agreement and, if applicable, a subsequent one-year holding period. Shares of common stock of ICE underlying any earned and vested Units will be delivered on or promptly after the applicable vesting date. The Deal Incentive PSU Award also provides for the payment of dividend equivalent rights on each delivery date based on the amount of cash dividends or other distributions, if any, that would have been paid on such shares between the applicable grant date and vesting date.

The Deal Incentive PSU Award provides that, if the grantee’s employment terminates for any reason (other than due to death), all unvested Units will immediately be cancelled and forfeited. In the event of the grantee’s death, unvested Units will vest at target. In addition, upon a Change in Control (as defined in the Plan), outstanding unearned Units will (i) be deemed earned at the greater of target performance and actual performance through the date of the Change in Control and (ii) convert into restricted stock units subject only to time-based vesting.

The grant date for the Deal Incentive PSU Award is October 4, 2023. The Deal Incentive PSU Award is subject to any clawback policies maintained by ICE or that ICE may adopt from time to time, and any applicable laws, rules or regulations.

The foregoing descriptions of the Deal Incentive PSU Award are qualified by the form of such agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of 2023 Performance-Based Restricted Stock Unit Award Agreement (Deal Incentive Award) used with respect to grants of performance-based restricted stock units by the Company under the Intercontinental Exchange, Inc. 2022 Omnibus Employee Incentive Plan.
104	The cover page from Intercontinental Exchange, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel

Dated: October 6, 2023